UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 4, 2019

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 4, 2019, EnLink Midstream, LLC (“ENLC”) and EnLink Midstream Partners, LP, a subsidiary of ENLC (the “Guarantor”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by ENLC of $500.0 million aggregate principal amount of its 5.375% senior notes due 2029 (the “Notes”), at a price to the public of 100.0% of their face value.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-229806), as amended by Post-Effective Amendment No. 1 to Form S-3 that became effective automatically upon filing with the Securities and Exchange Commission (the “Commission”) on April 4, 2019.  The closing of the Offering occurred on April 9, 2019.

In the Underwriting Agreement, ENLC and the Guarantor agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Issuance of 5.375% Senior Notes due 2029

On April 9, 2019, ENLC issued $500.0 million aggregate principal amount of the Notes under an Indenture, dated as of April 9, 2019 (the “Base Indenture”), between ENLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of April 9, 2019 (the “First Supplemental Indenture”), among ENLC, the Guarantor, and the Trustee.  Interest on the Notes is payable on June 1 and December 1 of each year, beginning December 1, 2019.  The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”).

The terms of the Notes, the Guarantee, the Base Indenture, and the First Supplemental Indenture are further described in the Prospectus Supplement dated April 4, 2019 relating to the Notes, filed with the Commission on April 5, 2019, and the accompanying Prospectus dated April 4, 2019, under the captions “Description of Notes” and “Description of the Debt Securities,” respectively. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Item 8.01              Other Events.

In connection with the Offering, the opinion of Baker Botts L.L.P. relating to the Notes and the guarantee of the Notes is filed herewith as Exhibit 5.1 to this Current Report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

1.1	—

Underwriting Agreement, dated as of April 4, 2019, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and RBC Capital Markets, LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	—	Indenture, dated as of April 9, 2019, by and between EnLink Midstream, LLC and Wells Fargo Bank, National Association, as trustee.
4.2	—	First Supplemental Indenture, dated as of April 9, 2019, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and Wells Fargo Bank, National Association, as trustee.
5.1	—	Opinion of Baker Botts L.L.P.
5.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: April 9, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and Chief Financial Officer